EXHIBIT INDEX

(d)(4) Investment Management Services Agreement between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund, AXP Portfolio Builder Total Equity Fund, and American Express Financial Corporation, dated November 13, 2003.

(e)(3) Distribution Agreement between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund, AXP Portfolio Builder Total Equity Fund, and American Express Financial Corporation, dated November 13, 2003.

(g)(7) Custodian Agreement between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund, AXP Portfolio Builder Total Equity Fund, and American Express Trust Company, dated November 13, 2003.

(h)(7) Administrative Services Agreement between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund, AXP Portfolio Builder Total Equity Fund, and American Express Financial Corporation, dated November 13, 2003.

(h)(11) Class Y Shareholder Service Agreement between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund and AXP Portfolio Builder Total Equity Fund, and American Express Financial Advisors Inc. dated November 13, 2003.

(h)(13) Transfer Agency Agreement, dated November 13, 2003, between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund and AXP Portfolio Builder Total Equity Fund, and American Express Client Service Corporation.

(h)(19) Fee Waiver Agreement, dated November 13, 2003, between American Express Financial Corporation, American Express Client Service Corporation and AXP Market Advantage Series, Inc. on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund and AXP Portfolio Builder Total Equity Fund.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(4) Plan and Agreement of Distribution for Class A, B and C shares dated Nov. 13, 2003 between Registrant, on behalf of AXP Portfolio Builder Conservative Fund, AXP Portfolio Builder Moderate Conservative Fund, AXP Portfolio Builder Moderate Fund, AXP Portfolio Builder Moderate Aggressive Fund, AXP Portfolio Builder Aggressive Fund and AXP Portfolio Builder Total Equity Fund and American Express Financial Advisors Inc.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 7, 2004.